UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 14, 2018
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director
On March 14, 2018, the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) appointed Necip Sayiner to serve as a director beginning on April 1, 2018. Dr. Sayiner’s election was recommended to the Board by the Nominating and Governance Committee of the Board. Upon commencement of services to the Board, Dr. Sayiner will be appointed to the Compensation Committee and Nominating and Governance Committee of the Board.
A veteran of the semiconductor industry, Dr. Sayiner has served as executive vice president of Renesas Electronics Corporation since February 2017 and the president of Renesas Electronics America since July 2017. Previously, he was the president and CEO of Intersil Corporation from March 2013 until its acquisition by Renesas Electronics Corporation in February 2017. Prior to Intersil, from September 2005 to April 2012, he was the president and CEO of Silicon Labs. He also served as the elected chair of the Semiconductor Industry Association in 2016 and the vice chair in 2015.
Upon commencement of services to the Board, and in consideration of services to the Company as a director, Dr. Sayiner will be granted an equity award in the form of restricted stock units of the Company’s common stock (the "Initial Grant") under the Power Integrations 2016 Incentive Award Plan (the “2016 Plan”) with an aggregate fair value of approximately $25,000. The Initial Grant will vest on the date of the Company's 2018 annual meeting of stockholders (currently scheduled for June 15, 2018), provided Dr. Sayiner is still serving as a director on that date. Notwithstanding the foregoing, the Initial Grant would be deemed fully vested upon the occurrence of a change of control of the Company. Beginning on July 1, 2018, Dr. Sayiner will receive annual equity compensation pursuant to the Directors Equity Compensation Program consistent with the Company’s other non-employee directors, which is a grant of restricted stock units, under the 2016 Plan with an aggregate value of $100,000, which would vest in full effective immediately prior to the commencement of the Company’s first annual meeting of stockholders in the year following the year of the grant date, provided that the recipient is still providing services to the Company as a director and provided, further, that 100% of the shares subject to such equity award would be deemed fully vested upon the occurrence of a “Change of Control”, as such term is defined in the 2016 Plan.
As a non-employee director, Dr. Sayiner will also receive $9,000 per quarter for service on the Board. In addition, as a member of the Compensation Committee and Nominating and Governance Committee, Dr. Sayiner will receive an additional $1,500 and $800 per quarter, respectively, to serve on these committees. The Company intends to enter into an indemnity agreement with Dr. Sayiner that is in the form of indemnity agreements executed by other members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

March 19, 2018	/s/ Sandeep Nayyar
(Date)	Sandeep Nayyar
Chief Financial Officer